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                                                      Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT

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                                              State or jurisdiction
                                                of Incorporation
Name                                             or organization


Comerica Bank                                     Michigan
Comerica California Incorporated                  California
Comerica Bank-Illinois                            Illinois
Comerica Community Development Corporation        Michigan
Comerica Assurance Ltd.                           Bermuda
Stanford State Bank                               Illinois
Comerica Bank & Trust, F.S.B.                     United States
Comerica Bank-Midwest, N.A.                       United States
Manufacturers Bank-Wilmington                     Delaware
Comerica Bank-Ann Arbor, N.A.                     United States
Comerica Texas Incorporated                       Delaware
Comerica Acceptance Corporation                   Michigan
Comerica Corporate Services Incorporated          Michigan
Comerica Insurance Company                        Arizona
Comerica Properties Corporation                   Michigan
ComeriCOMP Incorporated                           Michigan
Magic Line, Inc.                                  Michigan
Manufacturers Properties Corporation              Michigan
Waterfront Corporation                            Michigan


Subsidiaries of Comerica Bank
Comerica Investment Services, Inc.                Michigan
     Comerica Insurance Services Corporation      Michigan
     Comerica Securities, Inc.                    Michigan
     Wilson, Kemp & Associates, Inc.              Michigan
     Woodbridge Capital Management, Inc.          Michigan
     C-Tec Ventures, Inc.                         Michigan
           Access Insurance Services, Inc.        Michigan
     World Asset Management, Inc.                 Delaware
Comerica Leasing Corporation d/b/a Manucor
Leasing, Inc.                                     Michigan
Comerica Mortgage Corporation                     Michigan
Manufacturers Data Corporation                    Michigan
Manufacturers Mortgage Corporation                Michigan
A/H Hotel Management Co.                          Michigan
Roca-I, Inc.                                      Michigan

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

VRB Corp.                                                   Michigan
Jefferson Development, Inc.                                 Michigan
John V. Carr & Son, Inc.                                    Michigan
      Duty Drawback Service, Inc.                           Michigan
Comerica International Corporation                          United States
      Comerica International (Canada) Limited               Ontario
            Comerica International (Canada)
            Properties, Limited                             Ontario
      Manufacturers International (Australia)
      Properties Limited                                    Australia

Subsidiaries of Comerica California Incorporated
Comerica Bank-California                                    California
      Interstate Select Insurance Services, Inc.            California
      Rowland Financial Corporation                         California
Plaza Realty Advisors                                       California
Plaza Commerce Leasing                                      California

Subsidiary of Comerica Bank-Illinois
B&E Realty Corporation                                      Illinois

Subsidiaries of Comerica Texas Incorporated
Comerica Bank-Texas                                         Texas
      Comerica Asset Management Incorporated                Michigan
      Comerica Financial Services, Inc.                     Texas
      Riverside Investments Inc.                            Texas
      Riverside Investments II Inc.                         Texas
      BTXW Investments, Inc.                                Texas
      NorthPark Securities, Inc.                            Texas
      North Dallas Realty Management
      Corporation                                           Texas
      P & SA Corp.                                          Texas
      Park Properties, Inc.                                 Texas

Subsidiary of Manufacturers Properties Corporation
Sunshine Canal Corporation                                  Michigan

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